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                                                                  EXHIBIT 11.1

                                 CONDUCTUS, INC.

                  STATEMENTS OF COMPUTATION OF LOSS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                          For the Three Months Ended
                                        ------------------------------
                                          March 31,        March 31,
                                            1997             1996
                                        ------------------------------
Net loss                                 $(1,363)           $(1,379)
                                        -----------      ------------
Weighted average number of
  shares outstanding                       6,841              5,708
                                        -----------      ------------
Common and common equivalent
  shares used in computing
  per share amounts                        6,841              5,708
                                        -----------      ------------
                                        -----------      ------------
Net loss per share                       $ (0.20)            $(0.24)
                                        -----------      ------------
                                        -----------      ------------



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